_______________________________________________________________________________
_______________________________________________________________________________

                                                                 EXHIBIT 99 (i)




               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549



                                   Form 11-K





(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the fiscal year ended December 31, 1996


                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from ____________________   to   ____________________



Commission file number 1-5683


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

            USLIFE Corporation Employee Savings and Investment Plan


B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                              USLIFE Corporation
                                125 Maiden Lane
                           New York, New York  10038

      USLIFE Corporation Employee Savings and Investment Plan


  Index to Financial Statements and Financial Statement Schedules


                                                             Page
                                                             ____

Independent Auditors' Report...............................    3

Statements of Financial Position as of
 December 31, 1996 and 1995................................    4

Statements of Income and Changes in Plan Equity
 for the three years ended December 31, 1996...............    5

Notes to Financial Statements..............................    6

Schedule I - Investments...................................   *

Schedule II - Allocation of Plan Assets and Liabilities to
 Investment Programs as of December 31, 1996 and 1995......   *

Schedule III - Allocation of Plan Income and Changes in
 Plan Equity to Investment Programs for the three years
 ended December 31, 1996...................................   *



______________________



* Schedules  I, II  and III  have been  omitted because  the
required  information   is  incorporated  in  the  financial
statements or notes thereto.

                 INDEPENDENT AUDITORS' REPORT
                 ____________________________


The Board of Directors and Shareholders
USLIFE Corporation:


We have audited the financial statements of the USLIFE Corporation Employee Savings and Investment Plan as listed in the accompanying index. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the USLIFE Corporation Employee Savings and Investment Plan as of December 31, 1996 and 1995, and the income and changes in its plan equity for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information included in Notes 8 and 9 is presented for purposes of additional analysis rather than to present the allocation of plan assets and liabilities to investment programs as of December 31, 1996 and 1995 and the allocation of plan income and changes in plan equity to investment programs for the three years ended December 31, 1996 of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                              /s/ KPMG Peat Marwick LLP
                                  KPMG Peat Marwick LLP

New York, New York
May 2, 1997


                USLIFE Corporation Employee Savings and Investment Plan
                            Statements of Financial Position
                               December 31, 1996 and 1995
                                 (Amounts in Thousands)

                                                                  December 31
                                                           _______________________

         Assets                                               1996           1995
         ______                                               ____           ____
Investments, at fair value:

    Participations in:

     USLIFE Corporation Common Stock Fund...........      $  29,683      $  26,044
     Templeton Foreign Fund.........................          1,042            333
     IDS Growth Fund................................          5,162          1,679
     American Express Trust Research 150............         14,132         11,747
     IDS Mutual Fund................................          1,199            555
     IDS Selective Fund.............................          1,111            486
     American Express Trust Income Fund II..........         11,757         12,181

    Loans to participants...........................          3,148          2,298
                                                          _________      _________

      Total investments.............................         67,234         55,323
                                                          _________      _________

Investment income accrued...........................             -              87
Accrued contributions receivable:
    Participant.....................................            129              -
    Employer........................................             60              -
                                                          _________      _________

      Total accrued contributions receivable........            189              -
                                                          _________      _________

        Total assets................................      $  67,423      $  55,410
                                                          =========      =========


    Liabilities and Plan Equity
    ___________________________


Plan equity.........................................      $  67,423      $  55,410
                                                          _________      _________

        Total liabilities and plan equity...........      $  67,423      $  55,410
                                                          =========      =========


See accompanying notes to financial statements.


            USLIFE Corporation Employee Savings and Investment Plan
                             Statements of Income
                          and Changes in Plan Equity
                  For the Three Years Ended December 31, 1996
                            (Amounts in Thousands)


                                               1996        1995        1994
                                               ____        ____        ____
Investment income:
   Dividends on common stock..........     $    819    $    744    $    633
   Income from pooled investment
    funds.............................          359         746         269
   Interest on loans to
    participants......................          216         185         145
                                           ________    ________    ________

Total investment income...............        1,394       1,675       1,047

Appreciation of USLIFE
 Corporation common stock
 distributed to terminated and
 withdrawing participants.............           71          92          50

Net gain on sale of securities........        1,425       6,335         434

Unrealized appreciation or
 (depreciation) of plan
 assets...............................        5,557       2,809      (2,967)
                                           ________    ________    ________

                                              8,447      10,911      (1,436)
                                           ________    ________    ________
Contributions:
   Rollover...........................          661         179         220
   Participant........................        4,508       3,980       3,814
   Employer:
    USLIFE Corporation
     common stock.....................          452       1,201       1,156
    Cash..............................        1,625         622         629
                                           ________    ________    ________

        Total contributions...........        7,246       5,982       5,819
                                           ________    ________    ________

    Total additions to plan...........       15,693      16,893       4,383
                                           ________    ________    ________
Distributions to terminated and
   withdrawing participants:
 USLIFE Corporation
     common stock.....................           99         161         158
 Cash.................................        3,581       3,096       3,297
                                           ________    ________    ________

        Total distributions...........        3,680       3,257       3,455
                                           ________    ________    ________

        Changes in plan equity........       12,013      13,636         928

Plan equity:
   Beginning of year..................       55,410      41,774      40,846
                                           ________    ________    ________

   End of year........................     $ 67,423    $ 55,410    $ 41,774
                                           ========    ========    ========


See accompanying notes to financial statements.

     USLIFE Corporation Employee Savings and Investment Plan
                  Notes to Financial Statements


Note 1.  Significant Accounting Policies


Basis of Presentation

The accompanying Statements of Financial Position and Statements of Income and Changes in Plan Equity present financial information of the USLIFE Corporation Employee Savings and Investment Plan (the "Plan") on an accrual basis. The Plan was established January 1, 1982. The financial statements of the Plan reflect the various funds and securities in which Plan assets are invested. The Plan also grants loans to qualified participants, as described under "Description of The Plan."


Change in Trustee

During 1995, the trustee, recordkeeping, and administrative responsibilities previously performed by Bankers Trust Company were transferred to and replaced by American Express Trust Company (the "Trustee").

Prior to the change in trustee, the Plan consisted of four funds:

     -  The   "USLIFE  Corporation   Common  Stock  Fund",  consisting
     primarily of common stock of USLIFE Corporation ("USLIFE").

     - The "Bankers Trust Bond Fund," consisting primarily of participation in the Bankers Trust Short / Intermediate Bond Fund
     - General Employee Benefit Trust, composed principally of bonds, United States Government securities, and other fixed income securities of companies other than USLIFE.

     - The "Bankers Trust Equity Fund," consisting primarily of participation in the Bankers Trust Equity Fund - General Employee Benefit Trust, composed of common stocks of companies other than USLIFE as well as certain fixed income securities held as temporary investments.

     - The "Bankers Trust Short Term Fund," consisting primarily of participation in the Bankers Trust Discretionary account, composed of investments in short term securities of companies other than USLIFE.

Concurrent with the change in trustee, net assets of approximately $13.6 million were transferred from the Bankers Trust Bond Fund and Bankers Trust Short Term Fund to American Express Trust Income Fund II, and net assets of approximately $11.2 million were transferred from the Bankers Trust Equity Fund to American Express Trust Research

150. Additional investment options, as described under "Investments," were also made available to participants.


Distributions

Distributions to terminated and withdrawing participants are based upon the market value of units and/or shares credited to the participants' accounts as of the effective date of termination or withdrawal.


Forfeitures

Company contributions made on behalf of a terminated employee which are not vested will be forfeited upon termination of employment and will be used to reduce the Company's future contributions to the Plan. Contributions made by USLIFE are reported net of forfeitures of $72 thousand, $76 thousand, and $81 thousand in 1996, 1995, and 1994, respectively.


Note 2.  Investments

Investments are stated at fair value. The fair value of marketable securities is based on quotations obtained from national securities exchanges. The fair value of mutual fund shares is based on quoted market prices which represent the net asset value of shares held by the Plan as of the balance sheet date. Security transactions are recognized on the trade date. Dividend income is recorded on an accrual basis as of the ex-dividend date. Realized gains and losses on the sale of investments are recognized based on average cost.


The Plan currently consists of seven investment funds, as follows:


USLIFE Corporation Common Stock Fund
____________________________________

Investments of the USLIFE Corporation Common Stock Fund consist primarily of common stock of USLIFE Corporation ("USLIFE"), which is stated at fair value. USLIFE common stock may be purchased for the Plan, at market price, by the Trustee directly from USLIFE or in the open market. Common stock purchased from USLIFE may either be authorized but unissued shares or shares reacquired and held in USLIFE's treasury.


Templeton Foreign Fund
______________________

This international  growth mutual  fund's objective is to provide long
term capital  growth.   It  invests  primarily  in  common  stocks  of
companies outside the United States.

IDS Growth Fund
_______________

The goal of this growth mutual fund is to provide long term growth of capital. It invests primarily in common stocks of rapidly growing companies that are believed to have above average potential for long term growth as a result of new management, marketing opportunities or technological superiority.


American Express Trust Research 150
___________________________________

The goal of this growth and income collective fund made available to qualified plans by American Express Trust Company is to produce long term returns in excess of that of the United States stock market as a whole. It invests primarily in common stocks included in the Standard and Poor's 500 index, a widely used index of stock market trends.


IDS Mutual Fund
_______________

The goal of this growth and income mutual fund is to provide a balance of capital growth and current income. It invests in common stocks and in senior securities such as bonds and preferred stocks that offer fixed interest and dividend payments.


IDS Selective Fund
__________________

The goal of this income oriented mutual fund is to provide current income while preserving capital. It invests primarily in investment grade corporate bonds, government securities and money market securities.


American Express Trust Income Fund II
_____________________________________

The goal of this collective fund made available to qualified plans by American Express Trust Company is to preserve principal while maximizing current income. It invests in short term securities and investment contracts intended to be relatively stable in value.


As of December 31, 1996, the number of participants in each fund was as follows:

USLIFE Corporation Common Stock Fund............    1,843
Templeton Foreign Fund..........................      321
IDS Growth Fund.................................      632
American Express Trust Research 150.............    1,197
IDS Mutual Fund.................................      344
IDS Selective Fund..............................      248
American Express Trust Income Fund II...........    1,179

Unrealized Gains and Losses

Net unrealized appreciation (depreciation) on investments at the dates indicated was as follows:


                                                                       December 31, 1996
                                                          __________________________________________
                                                                                            Net
                                                                                         Unrealized
                                                                           Fair         Appreciation
                                                             Cost          Value       (Depreciation)
                                                          __________     _________      ____________

                                                                  ( Amounts in Thousands)
    Participations in:

     USLIFE Corporation Common Stock Fund...............  $  16,121      $  29,683       $  13,562
     Templeton Foreign Fund.............................        968          1,042              74
     IDS Growth Fund....................................      4,507          5,162             655
     American Express Trust Research 150................     11,684         14,132           2,448
     IDS Mutual Fund....................................      1,184          1,199              15
     IDS Selective Fund.................................      1,132          1,111             (21)
     American Express Trust Income Fund II..............     11,157         11,757             600
    Loans to participants...............................      3,148          3,148              -
                                                          _________      _________       _________

      Total.............................................  $  49,901      $  67,234       $  17,333
                                                          =========      =========       =========




                                                                       December 31, 1995
                                                          __________________________________________
                                                                                            Net
                                                                                         Unrealized
                                                                           Fair         Appreciation
                                                             Cost          Value       (Depreciation)
                                                          __________     _________      ____________

                                                                  ( Amounts in Thousands)
    Participations in:

     USLIFE Corporation Common Stock Fund...............   $  15,328     $  26,044       $  10,716
     Templeton Foreign Fund.............................         330           333               3
     IDS Growth Fund....................................       1,730         1,679             (51)
     American Express Trust Research 150................      10,824        11,747             923
     IDS Mutual Fund....................................         550           555               5
     IDS Selective Fund.................................         479           486               7
     American Express Trust Income Fund II..............      12,008        12,181             173
    Loans to participants...............................       2,298         2,298              -
                                                          __________     _________       _________

      Total.............................................   $  43,547     $  55,323       $  11,776
                                                          ==========     =========       =========


Changes in unrealized appreciation (depreciation) on investments for the years indicated were as follows:

                                                                    Year Ended December 31
                                                           ______________________________________

                                                              1996           1995           1994
                                                              ____           ____           ____

                                                                    (Amounts in Thousands)

    Participations in:

     USLIFE Corporation Common Stock Fund............     $   2,846       $  5,362      $  (1,820)
     Templeton Foreign Fund..........................            71              3             -
     IDS Growth Fund.................................           706            (51)            -
     American Express Trust Research 150.............         1,525            923             -
     IDS Mutual Fund.................................            10              5             -
     IDS Selective Fund..............................           (28)             7             -
     American Express Trust Income Fund II...........           427            173             -
     Bankers Trust Company Short / Intermediate
       Bond Fund - General Employee Benefit Trust....            -          (1,508)          (331)
     Bankers Trust Company Equity Fund - General
       Employee Benefit Trust........................            -          (2,105)          (816)
                                                          _________      _________      _________

      Total..........................................     $   5,557       $  2,809      $  (2,967)
                                                          =========      =========      =========



Unit Values

The values of an investment unit for all investment funds are determined at the end of each period by dividing the fair value of each respective fund's net assets by the number of investment units then outstanding in each fund. The unit value of each fund and the number of outstanding units at the dates indicated were as follows:

                                                                Unit Value At             Number of Outstanding
                                                                 December 31              Units at December 31
                                                           _______________________       _______________________

                                                             1996           1995           1996           1995
                                                             ____           ____           ____           ____

     USLIFE Corporation Common Stock Fund...........       $  11.37      $  10.21        2,618,960     2,548,795
     Templeton Foreign Fund.........................          10.44          9.31          100,594        36,222
     IDS Growth Fund................................          27.29         23.68          190,284        75,305
     American Express Trust Research 150............          27.21         22.09          519,545       532,331
     IDS Mutual Fund................................          13.57         13.19           88,986        42,445
     IDS Selective Fund.............................           9.15          9.70          121,956        50,637
     American Express Trust Income Fund II..........          16.47         15.44          719,404       787,572


USLIFE Common Stock Fund

Changes in investment in USLIFE common stock, at cost, for the years indicated were as follows:

                                                        1996                   1995                     1994
                                                ___________________     ___________________     ___________________
                                                Shares        Cost      Shares        Cost      Shares        Cost
                                                ______       ______     ______       ______     ______       ______

                                                                          (In Thousands)
    Balance at January 1......................     873      $15,328        791      $13,012        710      $10,985
    Purchases.................................      29          892         90        2,415         87        2,135
    Distributions to participants and sales
     of stock.................................      (6)         (99)        (8)         (99)        (6)        (108)
                                                ______      _______     ______      _______     ______      _______

    Balance at December 31....................     896      $16,121        873      $15,328        791      $13,012
                                                ======      =======     ======      =======     ======      =======



Number of shares have been adjusted to reflect the three-for-two split of USLIFE common stock in September 1995.

Note 3.  Description of the Plan

The Plan is an employee savings and investment plan for eligible employees of USLIFE Corporation and subsidiaries (the "Company").

Under the Plan, eligible employees may contribute up to a stated percentage of salary determined by the Administrative Committee, currently from a minimum of 1% to a maximum of 12% of their salary, each pay period. The first 3% of the salary an employee contributes to the Plan is designated as the basic contribution. The next 9% of salary an employee contributes is designated as the supplemental contribution. For those employees who are not highly compensated under IRS regulations (ie., those employees earning less than $66,000 in 1996, 1995 and 1994), up to 12% of the employee's salary may be contributed on a pre-tax basis under the Extra Savings Potential ("ESP") option. Pursuant to the Small Business Job Protection Act of 1996, for Plan Years after 1996, a highly compensated employee is one who had in excess of $80,000 in compensation (as indexed for inflation) for the preceding year and was in the top 20% of employees by compensation for that year. Those employees who are highly compensated may contribute up to 7% of salary under the ESP option.

USLIFE will contribute an amount equal to 100% of the employee's basic contribution each pay period on behalf of all participating employees. All USLIFE contributions will be invested on behalf of the Plan's participants in the USLIFE Corporation Common Stock Fund.

No more than $150,000, as adjusted by law, may be included in "Salary" as defined in the Plan, for Plan Years after 1993. As a result, contributions by Participants and Company Contributions during 1994 and later Plan Years will be limited for those employees with compensation exceeding the maximum. There are additional limitations under the Tax Reform Act of 1986 ("TRA") which are discussed below.

Participants  may  designate  that  their  contributions  be  invested entirely in any one of the available funds or allocated, at their discretion, among two or more of such funds. All Participant contributions vest immediately.

USLIFE contributions vest under a five-year graded vesting schedule which provides for 20% vesting upon the completion of the first year of employment and an additional 20% vesting upon the completion of each additional year of employment until 100% vesting is reached at the end of the fifth year of employment. 100% of USLIFE contributions may also vest, notwithstanding length of time in the Plan, under certain conditions including retirement, death, permanent disability, or a Change in Control as defined in the Plan. A Change in Control also results in the inclusion, under certain circumstances, of severance payments in Salary for purposes of the benefit calculation. The value of a Participant's account is determined using the unit value method for all Funds.

Upon death, retirement, permanent disability, or other termination of employment, or pursuant to a Qualified Domestic Relations Order as that term is defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, the amount credited to a Participant's account is distributed to the employee or employee's beneficiary either in an immediate single sum or in installments over a period not to exceed ten years.

A Participant may withdraw from the Plan an amount credited to his account attributable to his contributions and fully vested Company contributions at any time, subject to certain restrictions regarding resumption of contributions and subsequent withdrawals. Except as noted below, all Participants may elect to receive withdrawals from the USLIFE Corporation Common Stock Fund in cash or in shares of USLIFE Corporation common stock.

A demonstration of financial hardship is required for a withdrawal from a Participant's vested account balance under the ESP option, unless the Participant has attained age 59-1/2 or is totally disabled as that term is defined by the Social Security Administration. A withdrawal of the earnings on ESP contributions accruing after December 31, 1988 is not permitted under any circumstances. A Participant must first seek a loan from the Plan before making a hardship withdrawal. For distributions made on or after January 1, 1993, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan. In the absence of such a request, the Plan Administrator is required to withhold 20% of the eligible rollover distribution for federal tax purposes.

A Participant who has participated in the Plan for one year or more may borrow once in any Plan Year, after meeting certain Plan requirements, from his fully vested account balance provided that the total amounts borrowed and not repaid (including interest due and unpaid) do not exceed the lesser of (1) $50,000, or (2) 50% of the value of the Participant's vested account balance. For Participants with vested account balances of $100,000 or more, the maximum loan amount is $50,000 reduced by the highest outstanding loan balance during the one year period ending on the day before the new loan is made.

To comply with the interest rate requirements of the Department of Labor, the current interest rate charged on new loans for the term of the loan is changed monthly and based on prime rate charged by commercial banks. Loans to Participants are for terms of not less than one year and not more than five years, with the exception of loans for the purchase of a principal residence which may be for up to 30 years. Payments of principal and interest on such loans commence as soon as administratively feasible, by payroll deduction from the wages of the Participant according to an amortization schedule which is established by the Administrative Committee in a nondiscriminatory manner. A loan made to a Plan Participant under this provision matures in full upon the retirement, death, or termination of employment of the Participant. A Participant may accelerate repayment during the term of the loan, after the loan has been in force for at least one year, provided that such repayment includes the full remaining principal together with interest to the date of repayment. The Plan provides that the loan program is to be managed by the Administrative Committee in a uniform and nondiscriminatory manner and that the Administrative Committee may determine an overall limit on the amount of loans that may be provided by the Plan to all Participants at any one time and may establish such further rules and limitations as it deems appropriate.

Any Company contributions made on behalf of a terminated employee which are not vested will be forfeited upon termination of employment and will be used to reduce the Company's future contributions to the Plan. Distributions of the USLIFE Corporation Common Stock Fund may generally be paid in cash or in shares of USLIFE common stock, pursuant to the election of the Participant (fractional shares are paid in cash). Distributions from the other funds are paid in cash.

The Plan permits consideration of any bonus amounts, including those received by officers of subsidiary companies, for purposes of determining benefits derived from the Plan. Retirees and terminated employees with over $3,500 in their vested account balance are permitted to defer commencement of distributions until the Participant reaches normal retirement date under the USLIFE Corporation Retirement Plan. Except for certain exceptions, there are special rules for participants subject to the short swing provisions of Section 16(b) of the Securities Exchange Act of 1934 regarding intra-fund transfers to and from the USLIFE Common Stock Fund, and cash distributions and loans from this fund.

The Tax Reform Act of 1986 ("TRA") made major changes which affect the provisions of the Plan. Adoption of the required plan amendments was not required until the end of 1994 if the Plan operated as if the new provisions had been formally adopted. Briefly summarized, the required amendments, which were formally adopted in December 1994, provide as follows: The maximum annual Extra Savings Potential ("ESP") contribution is $7,000, as adjusted by a cost of living factor for plan years after 1987. If a Participant's contribution to his ESP account and to other 401(k) plans exceeds $7,000 in 1987 or such amount as adjusted in any calendar year thereafter he may notify the Plan administrator in writing and obtain a distribution of the excess amount and any earnings thereon. The maximum annual addition to a Participant's account including all employee and Company contributions cannot exceed the lesser of 25% of compensation or $30,000, as adjusted pursuant to statute. Under the Small Business Job Protection Act of 1996, nondiscrimination tests contain a formula which limits the average contribution percentages of "highly compensated employees," a group which includes those earning over $80,000 per year, as adjusted by law. In the event that the average contribution percentages of the highly compensated exceed the levels set in the nondiscrimination tests, the excess contributions will not be accepted, or will be returned to the affected highly compensated employees.

Note 4.  Administration of the Plan

Under the terms of a trust agreement between the Trustee and the Plan, the Trustee manages the Plan's assets on behalf of the Plan. As of December 31, 1996, substantially all of the Plan's assets were held by the Trustee. The USLIFE Corporation Employee Savings and Investment Trust provides that the Company will pay all administration and brokerage commission charges on purchases of USLIFE Corporation common stock for employee accounts.


Note 5.  Federal Income Taxes

On August 1, 1995, the Plan received an Internal Revenue Service determination stating that the Plan satisfied the requirements of the Tax Reform Act of 1986 and meets the requirements of Section 401(a) of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, and that the trust established thereunder is entitled to exemption from payment of Federal income taxes under provisions of Section 501(a) of the Code. Employees participating in the Plan are not taxed currently on Company contributions or on the earnings of the trust. See Note 3 of Notes to Financial Statements as to the impact of the Tax Reform Act of 1986 on certain provisions of the Plan.


Note 6.  Termination of the Plan

Although the Company expects and intends to maintain the Plan in force indefinitely, it may at any time be terminated, partially terminated or contributions thereunder discontinued by action of the Board of Directors of USLIFE (see Note 7). In the event of termination or partial termination of the Plan or complete discontinuance of contributions under the Plan, no contribution will be made thereafter, except for a month, the last day of which coincides with or precedes such termination or discontinuance; no distribution shall be made except as provided in the Plan; the rights of all participants to the amounts credited to their accounts as of the date of such complete or partial termination or discontinuance shall be fully vested; no person shall have any right or interest except with respect to the Trust Fund, and the Trustee will continue to act until the Trust Fund will have been distributed in accordance with the Plan.

In the event of a termination of the Plan, if any balance remains after all the benefits due under any section of the Plan have been paid in full, such balance will, subject to any charge which may be made by the Trustee, be returned to the Company or its successor.


Note 7.  Pending Merger Transaction


On February 12, 1997, the Company and American General Corporation, of Houston, Texas, entered into a definitive merger agreement. Under this agreement, USLIFE Corporation shareholders will exchange each share of

USLIFE common stock for $49 worth of American General common stock, subject to a minimum of approximately 1.09 shares and a maximum of approximately 1.29 shares of American General common stock. The exchange ratio will be based on an average trading price of American General common stock prior to closing. The merger is intended to be a tax-free transaction and to qualify for pooling of interests accounting treatment. The transaction, which is subject to approval by American General and USLIFE shareholders and to requisite regulatory approvals, is expected to close on June 17, 1997.

American General Corporation is a diversified financial services organization. Its principal businesses are life insurance, retirement services, and consumer finance.

Upon the consummation of the merger, shares of USLIFE common stock held in the USLIFE Common Stock Fund will be converted to shares of American General common stock in accordance with the exchange ratio determined as indicated above. In addition, all participants will become 100% vested in the employer matching contributions made to their accounts. No determination has yet been made as to whether the Plan will continue to operate on a stand-alone basis or be combined with an employee savings and investment plan of American General Corporation after the effective date of the merger.

                                                                                                Note 8

                                                                                             (Page 1 of 2)
                            USLIFE Corporation Employee Savings and Investment Plan
                        Allocation of Plan Assets and Liabilities to Investment Programs
                                           December 31, 1996 and 1995
                                             (Amounts in Thousands)


                                                                                  December 31, 1996
                                                              __________________________________________________
                                                                              Participant Directed Funds
                                                                       _________________________________________
                                                                         USLIFE                        American
                                                                       Corporation                     Express
                                                                         Common     Templeton   IDS     Trust
                                                               Total     Stock       Foreign   Growth  Research
                                                               Funds     Fund *       Fund      Fund     150
                                                              _______  ___________  _________  ______  ________

                     Assets
                     ______
Investments, at fair value:

   Participations in:

       USLIFE Corporation Common Stock Fund                   $29,683    $29,683     $     0   $    0  $     0
       Templeton Foreign Fund                                   1,042          0       1,042        0        0
       IDS Growth Fund                                          5,162          0           0    5,162        0
       American Express Trust Research 150                     14,132          0           0        0   14,132
       IDS Mutual Fund                                          1,199          0           0        0        0
       IDS Selective Fund                                       1,111          0           0        0        0
       American Express Trust Income Fund II                   11,757          0           0        0        0
   Loans to participants                                        3,148          0           0        0        0
                                                              _______  ___________  _________  ______  ________

        Total investments                                      67,234     29,683       1,042    5,162   14,132
                                                              _______  ___________  _________  ______  ________

Investment income accrued                                           0          0           0        0        0

Accrued contributions receivable (refundable) (a):
   Participant                                                    129         31           8       31        2
   Employer                                                        60         60           0        0        0
   Inter-fund balances                                              0          0           0        0        0
                                                              _______  ___________  _________  ______  ________

         Total accrued contributions receivable                   189         91           8       31        2
                                                              _______  ___________  _________  ______  ________

       Total assets                                           $67,423    $29,774     $ 1,050   $5,193  $14,134
                                                              =======  ===========  =========  ======  ========

          Liabilities and Plan Equity
          ___________________________


Plan equity                                                   $67,423    $29,774     $ 1,050   $5,193  $14,134
                                                              _______  ___________  _________  ______  ________

       Total liabilities and plan equity                      $67,423    $29,774     $ 1,050   $5,193  $14,134
                                                              =======  ===========  =========  ======  ========


  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.


                                                                                          Note 8

                                                                                 (Page 1 of 2) (Continued)
                         USLIFE Corporation Employee Savings and Investment Plan
                     Allocation of Plan Assets and Liabilities to Investment Programs
                                        December 31, 1996 and 1995
                                          (Amounts in Thousands)


                                                                                December 31, 1996
                                                              ____________________________________________
                                                                            Participant Directed Funds
                                                                       ___________________________________
                                                                                  American
                                                                                   Express
                                                               IDS       IDS        Trust       Loans
                                                              Mutual  Selective    Income        To
                                                               Fund     Fund       Fund II   Participants
                                                              ______  _________  __________  ____________

                     Assets
                     ______
Investments, at fair value:

   Participations in:

       USLIFE Corporation Common Stock Fund                   $    0    $     0    $      0    $      0
       Templeton Foreign Fund                                      0          0           0           0
       IDS Growth Fund                                             0          0           0           0
       American Express Trust Research 150                         0          0           0           0
       IDS Mutual Fund                                         1,199          0           0           0
       IDS Selective Fund                                          0      1,111           0           0
       American Express Trust Income Fund II                       0          0      11,757           0
   Loans to participants                                           0          0           0       3,148
                                                              ______  _________  __________  ____________

        Total investments                                      1,199      1,111      11,757       3,148
                                                              ______  _________  __________  ____________

Investment income accrued                                          0          0           0           0

Accrued contributions receivable (refundable) (a):
   Participant                                                     8          4          91         (46)
   Employer                                                        0          0           0           0
   Inter-fund balances                                             0          0           0           0
                                                              ______  _________  __________  ____________

         Total accrued contributions receivable                    8          4          91         (46)
                                                              ______  _________  __________  ____________

       Total assets                                           $1,207    $ 1,115    $ 11,848    $  3,102
                                                              ======  =========  ==========  ============

          Liabilities and Plan Equity
          ___________________________


Plan equity                                                   $1,207    $ 1,115    $ 11,848    $  3,102
                                                              ______  _________  __________  ____________

       Total liabilities and plan equity                      $1,207    $ 1,115    $ 11,848    $  3,102
                                                              ======  =========  ==========  ============


  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.


                                                                                          Note 8

                                                                                       (Page 2 of 2)
                          USLIFE Corporation Employee Savings and Investment Plan
                     Allocation of Plan Assets and Liabilities to Investment Programs
                                        December 31, 1996 and 1995
                                          (Amounts in Thousands)


                                                                             December 31, 1995
                                                 __________________________________________________________
                                                                         Participant Directed Funds
                                                                 __________________________________________
                                                                    USLIFE                        American
                                                                  Corporation                     Express
                                                                    Common     Templeton   IDS     Trust
                                                          Total     Stock       Foreign   Growth  Research
                                                          Funds     Fund *       Fund      Fund     150
                                                         _______  ___________  _________  ______  ________


                     Assets
                     ______
Investments, at fair value:

   Participations in:

       USLIFE Corporation Common Stock Fund              $26,044    $26,044      $  0     $    0   $     0
       Templeton Foreign Fund                                333          0       333          0         0
       IDS Growth Fund                                     1,679          0         0      1,679         0
       American Express Trust Research 150                11,747          0         0          0    11,747
       IDS Mutual Fund                                       555          0         0          0         0
       IDS Selective Fund                                    486          0         0          0         0
       American Express Trust Income Fund II              12,181          0         0          0         0
   Loans to participants                                   2,298          0         0          0         0
                                                         _______  ___________  _________  ______  ________

        Total investments                                 55,323     26,044       333      1,679    11,747
                                                         _______  ___________  _________  ______  ________

Investment income accrued                                     87          0         0         87         0

Accrued contributions receivable (refundable) (a):
   Participant                                                 0          0         0          0         0
   Employer                                                    0          0         0          0         0
   Inter-fund balances                                         0        (23)        4         18        10
                                                         _______  ___________  _________  ______  ________
         Total accrued contributions receivable                0        (23)        4         18        10
                                                         _______  ___________  _________  ______  ________

       Total assets                                      $55,410    $26,021      $337     $1,784   $11,757
                                                         =======  ===========  =========  ======  ========


          Liabilities and Plan Equity
          ___________________________


Plan equity                                              $55,410    $26,021      $337     $1,784   $11,757
                                                         _______  ___________  _________  ______  ________

       Total liabilities and plan equity                 $55,410    $26,021      $337     $1,784   $11,757
                                                         =======  ===========  =========  ======  ========


  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.


                                                                                      Note 8

                                                                             (Page 2 of 2) (Continued)
                        USLIFE Corporation Employee Savings and Investment Plan
                   Allocation of Plan Assets and Liabilities to Investment Programs
                                      December 31, 1996 and 1995
                                        (Amounts in Thousands)


                                                                          December 31, 1995
                                                 ______________________________________________________
                                                                      Participant Directed Funds
                                                                 ______________________________________
                                                                             American
                                                                             Express
                                                          IDS      IDS       Trust         Loans
                                                         Mutual  Selective   Income         To
                                                          Fund     Fund      Fund II    Participants
                                                         ______  _________  __________  ____________


                     Assets
                     ______
Investments, at fair value:

   Participations in:

       USLIFE Corporation Common Stock Fund               $  0     $  0      $     0       $    0
       Templeton Foreign Fund                                0        0            0            0
       IDS Growth Fund                                       0        0            0            0
       American Express Trust Research 150                   0        0            0            0
       IDS Mutual Fund                                     555        0            0            0
       IDS Selective Fund                                    0      486            0            0
       American Express Trust Income Fund II                 0        0       12,181            0
   Loans to participants                                     0        0            0        2,298
                                                         ______  _________  __________  ____________

        Total investments                                  555      486       12,181        2,298
                                                         ______  _________  __________  ____________

Investment income accrued                                    0        0            0            0

Accrued contributions receivable (refundable) (a):
   Participant                                               0        0            0            0
   Employer                                                  0        0            0            0
   Inter-fund balances                                       5        5          (19)           0
                                                         ______  _________  __________  ____________
         Total accrued contributions receivable              5        5          (19)           0
                                                         ______  _________  __________  ____________

       Total assets                                       $560     $491      $12,162       $2,298
                                                         ======  =========  ==========  ============


          Liabilities and Plan Equity
          ___________________________


Plan equity                                               $560     $491      $12,162       $2,298
                                                         ______  _________  __________  ____________

       Total liabilities and plan equity                  $560     $491      $12,162       $2,298
                                                         ======  =========  ==========  ============


  (a) Net of inter-fund receivables and payables.

   * Company contributions are 100% allocated to this fund.


                                                                                                        Note 9

                                                                                                     (Page 1 of 3)
                               USLIFE Corporation Employee Savings and Investment Plan
                     Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                     For The Three Years Ended December 31, 1996
                                               (Amounts in Thousands)

                                                                                       1996
                                                       ______________________________________________________________
                                                                              Participant Directed Funds
                                                                  ___________________________________________________
                                                                    USLIFE                                American
                                                                  Corporation                             Express
                                                                    Common       Templeton      IDS        Trust
                                                        Total       Stock         Foreign      Growth     Research
                                                        Funds       Fund *         Fund         Fund        150
                                                       _______    ___________    _________    ________    ________
Investment income:

  Dividends on common stock                            $   819      $   819        $  0        $     0    $     0
  Income from pooled investment funds                      359            0          37            126          0
  Interest on loans to participants                        216          124           6             15         32
                                                       _______    ___________    _________    ________    ________

       Total investment income                           1,394          943          43            141         32
                                                       _______    ___________    _________    ________    ________

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                                  71           71           0              0          0
Net gain (loss) on sale of securities                    1,425           41          11              5      1,109
Unrealized appreciation or (depreciation)
  of plan assets                                         5,557        2,846          71            706      1,525
                                                       _______    ___________    _________    ________    ________

         Subtotal                                        8,447        3,901         125            852      2,666
                                                       _______    ___________    _________    ________    ________

Contributions:

    Rollover                                               661           28          30            337         60
    Participant                                          4,508          808         180            631      1,303
    Employer:
        USLIFE Corporation common stock                    452          452           0              0          0
        Cash                                             1,625        1,625           0              0          0
                                                       _______    ___________    _________    ________    ________

       Total contributions                               7,246        2,913         210            968      1,363
                                                       _______    ___________    _________    ________    ________

Repayment of participant loans                               0          628          31             72        167
                                                       _______    ___________    _________    ________    ________

  Total additions to plan                               15,693        7,442         366          1,892      4,196
                                                       _______    ___________    _________    ________    ________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                        99           99           0              0          0
     Cash                                                3,581        1,493          46            178        691
                                                       _______    ___________    _________    ________    ________

          Total distributions                            3,680        1,592          46            178        691
                                                       _______    ___________    _________    ________    ________

Transfer of assets to loan fund                              0       (1,367)        (32)           (91)      (248)
Transfer of assets from (to) other funds                     0         (730)        425          1,786       (880)
Transfer of assets to (from) trustee                         0            0           0              0          0
                                                       _______    ___________    _________    ________    ________

Changes in plan equity                                  12,013        3,753         713          3,409      2,377
                                                       _______    ___________    _________    ________    ________
Plan equity :
    Beginning of year                                   55,410       26,021         337          1,784     11,757
                                                       _______    ___________    _________    ________    ________

    End of year                                        $67,423      $29,774      $1,050         $5,193    $14,134
                                                       =======    ===========    =========    ========    ========

  * Company contributions are allocated 100% to this fund.


                                                                                          Note 9

                                                                              (Page 1 of 3) (Continued)
                        USLIFE Corporation Employee Savings and Investment Plan
              Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                              For The Three Years Ended December 31, 1996
                                        (Amounts in Thousands)

                                                                               1996
                                                       ________________________________________________
                                                                        Participant Directed Funds
                                                                  _____________________________________
                                                                              American
                                                                              Express
                                                         IDS         IDS       Trust         Loans
                                                        Mutual    Selective    Income          To
                                                         Fund       Fund       Fund II    Participants
                                                        ______    _________    _______    ____________
Investment income:

  Dividends on common stock                            $    0       $  0       $     0      $     0
  Income from pooled investment funds                     113         83             0            0
  Interest on loans to participants                         5          3            31            0
                                                       _______    _________    _______    ____________

       Total investment income                            118         86            31            0
                                                       _______    _________    _______    ____________

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                                  0          0             0            0
Net gain (loss) on sale of securities                      18        (10)          251            0
Unrealized appreciation or (depreciation)
  of plan assets                                           10        (28)          427            0
                                                       _______    _________    _______    ____________

         Subtotal                                         146         48           709            0
                                                       _______    _________    _______    ____________

Contributions:

    Rollover                                              153         44             9            0
    Participant                                           183        129         1,274            0
    Employer:
        USLIFE Corporation common stock                     0          0             0            0
        Cash                                                0          0             0            0
                                                       _______    _________    _______    ____________

       Total contributions                                336        173         1,283            0
                                                       _______    _________    _______    ____________

Repayment of participant loans                             21         15           180      (1,114)
                                                       _______    _________    _______    ____________

  Total additions to plan                                 503        236         2,172      (1,114)
                                                       _______    _________    _______    ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                        0          0             0           0
     Cash                                                  98         74           880         121
                                                       _______    _________    _______    ____________

          Total distributions                              98         74           880         121
                                                       _______    _________    _______    ____________

Transfer of assets to loan fund                           (61)       (26)         (214)      2,039
Transfer of assets from (to) other funds                  303        488        (1,392)          0
Transfer of assets to (from) trustee                        0          0             0           0
                                                       _______    _________    _______    ____________

Changes in plan equity                                    647        624          (314)        804
                                                       _______    _________    _______    ____________
Plan equity :
    Beginning of year                                     560        491        12,162       2,298
                                                       _______    _________    _______    ____________

    End of year                                        $1,207     $1,115       $11,848      $3,102
                                                       =======    =========    =======    ============

  * Company contributions are allocated 100% to this fund.


                                                                                            Note 9

                                                                                     (Page 2 of 3)
                         USLIFE Corporation Employee Savings and Investment Plan
               Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                               For The Three Years Ended December 31, 1996
                                         (Amounts in Thousands)

                                                                            1995
                                                      ___________________________________________________
                                                                  Participant Directed Funds
                                                        _________________________________________________
                                                          USLIFE                       American
                                                        Corporation                    Express
                                                          Common   Templeton   IDS     Trust      IDS
                                                 Total    Stock     Foreign   Growth   Research  Mutual
                                                 Funds    Fund *      Fund     Fund      150      Fund
                                                _______  _________  _______  ________  ________  ______
Investment income:

  Dividends on common stock                     $   744   $   744     $  0    $    0    $     0   $  0
  Income from pooled investment funds               746        23        5        87        213     11
  Interest on loans to participants                 185        88        1         1          8      0
                                                _______  _________  _______  ________  ________  ______

       Total investment income                    1,675       855        6        88        221     11
                                                _______  _________  _______  ________  ________  ______

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                           92        92        0         0          0      0
Net gain (loss) on sale of securities             6,335        15        0         0       (168)     1
Unrealized appreciation or (depreciation)
  of plan assets                                  2,809     5,362        3       (51)       923      5
                                                _______  _________  _______  ________  ________  ______
         Subtotal                                10,911     6,324        9        37        976     17
                                                _______  _________  _______  ________  ________  ______

Contributions:

    Rollover                                        179         8        0         3         2       0
    Participant                                   3,980       823        8        29       324       8
    Employer:
        USLIFE Corporation common stock           1,201     1,201        0         0         0       0
        Cash                                        622       622        0         0         0       0
                                                _______  _________  _______  ________  ________  ______
       Total contributions                        5,982     2,654        8        32       326       8
                                                _______  _________  _______  ________  ________  ______
Repayment of participant loans                        0       476        1         3        38       2
                                                _______  _________  _______  ________  ________  ______
  Total additions to plan                        16,893     9,454       18        72     1,340      27
                                                _______  _________  _______  ________  ________  ______

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                161       161        0         0         0       0
     Cash                                         3,096     1,448        0         0        56       0
                                                _______  _________  _______  ________  ________  ______

          Total distributions                     3,257     1,609        0         0        56       0
                                                _______  _________  _______  ________  ________  ______

Transfer of assets to loan fund                       0      (718)       0        (1)       (5)      0
Transfer of assets from (to) other funds              0       (10)     319     1,713      (748)    533
Transfer of assets to (from) trustee                  0         0        0         0    11,226       0
                                                _______  _________  _______  ________  ________  ______

Changes in plan equity                           13,636     7,117      337     1,784    11,757     560
                                                _______  _________  _______  ________  ________  ______
Plan equity :
    Beginning of year                            41,774    18,904        0         0         0       0
                                                _______  _________  _______  ________  ________  ______

    End of year                                 $55,410   $26,021     $337    $1,784   $11,757    $560
                                                =======  =========  =======  ========  ========  ======

  * Company contributions are allocated 100% to this fund.


                                                                                                   Note 9

                                                                                       (Page 2 of 3) (Continued)
                            USLIFE Corporation Employee Savings and Investment Plan
                  Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                  For The Three Years Ended December 31, 1996
                                             (Amounts in Thousands)

                                                                                 1995
                                                      __________________________________________________________
                                                                        Participant Directed Funds
                                                        ________________________________________________________
                                                           American                      Bankers
                                                           Express   Bankers   Bankers    Trust
                                                  IDS      Trust     Trust     Trust      Short        Loans
                                                Selective  Income    Bond      Equity     Term          To
                                                  Fund     Fund II   Fund      Fund       Fund     Participants
                                                _________  _______  ________  _________  _______   ____________
Investment income:

  Dividends on common stock                       $  0     $     0   $     0  $      0   $     0      $    0
  Income from pooled investment funds                5          71         3        22       306           0
  Interest on loans to participants                  0          10        17        34        24           2
                                                _________  _______  ________  _________  _______   ____________

       Total investment income                       5          81        20        56       330           2
                                                _________  _______  ________  _________  _______   ____________

Appreciation of USLIFE Corporation
  common stock distributed to terminated and
  withdrawing participants                           0           0         0         0         0           0
Net gain (loss) on sale of securities                1         (48)    2,182     4,352         0           0
Unrealized appreciation or (depreciation)
  of plan assets                                     7         173    (1,508)   (2,105)        0           0
                                                _________  _______  ________  _________  _______   ____________
         Subtotal                                   13         206       694     2,303       330           2
                                                _________  _______  ________  _________  _______   ____________

Contributions:

    Rollover                                         0          0         44        94        28           0
    Participant                                      7        369        924     1,061       427           0
    Employer:
        USLIFE Corporation common stock              0          0          0         0         0           0
        Cash                                         0          0          0         0         0           0
                                                _________  _______  ________  _________  _______   ____________
       Total contributions                           7        369        968     1,155       455           0
                                                _________  _______  ________  _________  _______   ____________
Repayment of participant loans                       0         45         81       131       115        (892)
                                                _________  _______  ________  _________  _______   ____________
  Total additions to plan                           20        620      1,743     3,589       900        (890)
                                                _________  _______  ________  _________  _______   ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                 0          0          0         0         0           0
     Cash                                            0         98        373       603       428          90
                                                _________  _______  ________  _________  _______   ____________

          Total distributions                        0         98        373       603       428          90
                                                _________  _______  ________  _________  _______   ____________

Transfer of assets to loan fund                      0        (18)       (86)     (115)     (114)      1,057
Transfer of assets from (to) other funds           471     (1,959)      (322)       21       (18)          0
Transfer of assets to (from) trustee                 0     13,617     (6,949)  (11,226)   (6,668)          0
                                                _________  _______  ________  _________  _______   ____________

Changes in plan equity                             491     12,162     (5,987)   (8,334)   (6,328)         77
                                                _________  _______  ________  _________  _______   ____________
Plan equity :
    Beginning of year                                0          0      5,987     8,334     6,328       2,221
                                                _________  _______  ________  _________  _______   ____________

    End of year                                   $491    $12,162     $    0  $      0   $     0      $2,298
                                                =========  =======  ========  =========  =======   ============

  * Company contributions are allocated 100% to this fund.


                                                                                                                 Note 9

                                                                                                           (Page 3 of 3)
                                 USLIFE Corporation Employee Savings and Investment Plan
                       Allocation of Plan Income and Changes in Plan Equity to Investment Programs
                                      For The Three Years Ended December 31, 1996
                                                (Amounts in Thousands)


                                                                                 1994
                                                   ___________________________________________________________________
                                                                           Participant Directed Funds
                                                            _________________________________________________________
                                                               USLIFE                          Bankers
                                                             Corporation  Bankers    Bankers    Trust
                                                               Common      Trust     Trust      Short       Loans
                                                   Total       Stock       Bond      Equity     Term         To
                                                   Funds       Fund *      Fund      Fund       Fund     Participants
                                                  ________  ___________   _______    _______   ________  ____________
Investment income:

  Dividends on common stock                       $   633     $   633     $    0      $    0    $    0     $    0
  Income from pooled investment funds                 269          14          0           1       254          0
  Interest on loans to participants                   145          63         23          34        25          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total investment income                      1,047         710         23          35       279          0
                                                  ________  ___________   _______    _______   ________  ____________

Appreciation of USLIFE Corporation common stock
  distributed to terminated and withdrawing
  participants                                         50          50          0           0         0          0
Net gain on sale of securities                        434           0        202         232         0          0
Unrealized appreciation or (depreciation) of
  plan assets                                      (2,967)     (1,820)      (331)       (816)        0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Subtotal                                    (1,436)     (1,060)      (106)       (549)      279          0
                                                  ________  ___________   _______    _______   ________  ____________

Contributions:

    Rollover                                          220          48         81          88         3          0
    Participant                                     3,814       1,082        522       1,153     1,057          0
    Employer:
        USLIFE Corporation common stock             1,156       1,156          0           0         0          0
        Cash                                          629         629          0           0         0          0
                                                  ________  ___________   _______    _______   ________  ____________
       Total contributions                          5,819       2,915        603       1,241     1,060          0
                                                  ________  ___________   _______    _______   ________  ____________
Repayment of participant loans                          0         419        105         136       114       (774)
                                                  ________  ___________   _______    _______   ________  ____________
  Total additions to plan                           4,383       2,274        602         828     1,453       (774)
                                                  ________  ___________   _______    _______   ________  ____________

Distributions to terminated and withdrawing
  participants:
     USLIFE Corporation common stock                  158         158          0           0         0          0
     Cash                                           3,297       1,485        589         658       501         64
                                                  ________  ___________   _______    _______   ________  ____________
          Total distributions                       3,455       1,643        589         658       501         64
                                                  ________  ___________   _______    _______   ________  ____________

Transfer of assets to loan fund                         0        (512)      (129)       (181)     (158)       980
Transfer of assets from (to) other funds                0           0          0           0         0          0
Transfer of assets to (from) trustee                    0           0          0           0         0          0
                                                  ________  ___________   _______    _______   ________  ____________
Changes in plan equity                                928         119       (116)        (11)      794        142
                                                  ________  ___________   _______    _______   ________  ____________

Plan equity :

    Beginning of year                              40,846      18,785      6,103       8,345     5,534      2,079
                                                  ________  ___________   _______    _______   ________  ____________
    End of year                                   $41,774     $18,904     $5,987      $8,334    $6,328     $2,221
                                                  ========  ===========   =======    =======   ========  ============


   * Company contributions are allocated 100% to this fund.


               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________




The Board of Directors and Shareholders
USLIFE Corporation:



We consent to incorporation by reference in Registration Statements Nos. 2-75011 and 33-13999 on Form S-8 of USLIFE Corporation of our report dated May 2, 1997, relating to the statements of financial position of the USLIFE Corporation Employee Savings and Investment Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 11-K of the Plan.




                          /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP



New York, New York
May 2, 1997